Exhibit 5



                               McDermott, Will & Emery
                                227 West Monroe Street
                                Chicago, IL 60606-5096





                                           November 16, 1995


          Consolidated Papers, Inc.
          P.O. Box 8050
          Wisconsin Rapids, Wisconsin 54495-8050


               Re: Consolidated Papers Executive Management Incentive Plan 50,000 Shares of Common Stock, $1.00 Par Value

          Ladies and Gentlemen:

               We have acted as counsel for Consolidated Papers, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 50,000 additional shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), which may be issued pursuant to the Consolidated Papers Executive Management Incentive Plan (the "Plan").

               We have examined or considered:

                    1. A copy of the Restated Articles of Incorporation of the Company.

                    2.  The Bylaws of the Company.

                    3. Telephonic confirmation of the Secretary of State of the State of Wisconsin, as of a recent date, as to the good standing of the Company in that state.

                    4. A Certificate of the Secretary of the Company relating to resolutions duly adopted by the Board of Directors of the Company regarding the Plan.

                    5.  A copy of the Plan.

               In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

               Based upon the foregoing, we are of the opinion that:

                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

                    (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

               We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                           Very truly yours,



                                           /s/ McDermott, Will & Emery
                                                McDermott, Will & Emery